UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    February 28, 2008

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I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           (610) 459-2405

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On February 28, 2008, I-trax, Inc. (the “Company”) issued a press release disclosing its financial results for the year and quarter ended December 31, 2007 and conducted a conference call to discuss such financial results.  The press release is attached to this current report as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Vice President and Chief Operating Officer Appointment

On March 3, 2008, the Company and Peter Hotz entered into an Amended and Restated Employment Agreement.  Under the terms of the Employment Agreement, Mr. Hotz will serve as Executive Vice President and Chief Operating Officer of the Company effective as of March 3, 2008.  The Employment Agreement is for an initial term of three years and renews annually thereafter.  Mr. Hotz’s initial base salary is $240,000 per year and he is eligible for an annual bonus.

Since joining the Company in July 2006, Mr. Hotz has served as Senior Vice President – Marketing & Account Development.  From June 1997 to July 2006, Mr. Hotz served as the President and Chief Executive Officer of Continuum Health Management Solutions, a provider of employee health management services.  Mr. Hotz is 47 years old.

If the Employment Agreement is terminated by I-trax without cause or by Mr. Hotz for good reason, Mr. Hotz will receive severance equal to one year base salary, payable over one year.

Mr. Hotz has agreed not to compete against I-trax for a period of one year following the expiration of the initial term or any renewal term, even if Mr. Hotz’s actual employment is terminated prior to such expiration.  Mr. Hotz also agreed not to use or disclose any confidential information of I-trax for at least five years after the expiration of the original term or any renewal term, even if Mr. Hotz’s employment is terminated prior to such expiration.

Executive Compensation

Our Compensation Committee, effective February 28, 2008, determined the amount of the cash bonuses awarded to our named executive officers for services rendered in 2007 and such officers’ 2008 base salaries.  The amounts are as follows:

Executive Officer	2007 Bonus (1)	2008 Salary (2)

Frank A. Martin, Chairman	$ 108,175	$ 294,639
R. Dixon Thayer, Chief Executive Officer	$ 181,511	$ 397,826
Dr. Raymond J. Fabius, President and Chief Medical Officer	$ 125,000	$ 372,262
Peter Hotz, Executive Vice President and Chief Operating Officer	$ 56,371	$ 240,000
Bradley S. Wear, Senior Vice President and Chief Financial Officer	$ 31,015	$ 243,600
Yuri Rozenfeld, Senior Vice President, General Counsel and Secretary	$ 61,925	$ 216,944

(1)
The bonus awarded to Dr. Fabius was determined with reference to the terms of the Employment Agreement between the Company and Dr. Fabius dated April 15, 2005.  Bonuses for the balance of the executive officers were discretionary.

(2)
Increases in base salaries are effective on April 1, 2008 for all officers other than Dr. Fabius and Mr. Hotz.  Dr. Fabius’s increase is effective on April 15, 2008, pursuant to the terms of Mr. Fabius’s Employment Agreement and Mr. Hotz increase is effective March 3, 2008, the effective date of Mr. Hotz’s Amended and Restated Employment Agreement.

Item 9.01                      Exhibits.

10.1                      Amended and Restated Employment Agreement between I-trax, Inc. and Peter Hotz dated March 3, 2008.

99.1                      Press release, issued February 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-TRAX, INC.

Date:  March 4, 2008                                                                            By:  /s/ R. Dixon Thayer
Name:  R. Dixon Thayer
Title:  Chief Executive Officer